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 Rule 10f-3 Transaction Form

 Acquisition of Securities During Affiliated Underwritings


PARTICIPATING FUNDS

[_]  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
     ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
     ISHARES 10+ YEAR CREDIT BOND ETF (ISHLCRD)
     Multimanager Core Bond Portfolio (AXA-VIP)
     BlackRock Balanced Capital Portfolio (FI) (BCS_F)
     BlackRock Core Bond Portfolio (BR-CORE)
     Strategic Income Opportunities Fund (BR-SIP)
     Global Allocation Fund (BR_GAF)
     BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
     BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
     BlackRock Global Allocation Portfolio of BlackRock Series Fund Inc.
     (BVA_GA)
     BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
     AZL BlackRock Global Allocation Fund (trading sleeve) (E_AZ-GA) JNL/BlackRock Global Allocation Fund (trading sleeve) (E_JN-GA) MassMutual Select BlackRock Global Allocation Fund (Trading Sleeve) (E_MM-GA)
     Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-BI) Master Total Return Portfolio of Master Bond LLC (MF-BOND)
     Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)
     Transamerica BlackRock Global Allocation VP - Trading Sleeve (SMF_TA-GA)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    07-27-2016
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Verizon Communications Inc. (2046)

Selling Underwriter        Goldman, Sachs & Co.

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Deutsche Bank Securities Inc., Goldman, Sachs &
                           Co., Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated, Mizuho Securities USA Inc., Morgan
                           Stanley & Co. LLC, Wells Fargo Securities, LLC, BNY
                           Mellon Capital Markets, LLC, PNC Capital Markets
                           LLC, SMBC Nikko Securities America, Inc., U.S.
                           Bancorp Investments, Inc., Academy Securities,
                           Inc., Great Pacific Securities, Lebenthal & Co.,
                           LLC, Mischler Financial Group, Inc., The Williams
                           Capital Group, L.P.

TRANSACTION DETAILS

Date of Purchase           07-27-2016

Purchase Price/Share
(PER SHARE / % OF PAR)     $99.947 Total Commission, Spread or Profit    0.750%
                           -------                                       ------

                                                                    Page 1 of 2

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1.  Aggregate Principal Amount Purchased (a+b)                   $  113,244,000
                                                                 --------------

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase) $   39,445,000
                                                                 --------------

    b.  Other BlackRock Clients                                  $   73,799,000
                                                                 --------------

2.  Aggregate Principal Amount of Offering                       $1,500,000,000
                                                                 --------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.07549

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]

[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]

[_] Eligible Municipal Securities

[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]

[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X]  YES  The securities were offered pursuant to an underwriting or similar
[_]  NO   agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X]  YES  No affiliated underwriter was a direct or indirect participant in,
[_]  NO   or benefited directly or indirectly from, the transaction.


Completed by:            Dipankar Banerjee               Date:  08-01-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

Approved by:             Steven DeLaura                  Date:  08-01-2016
                         ------------------------------         ---------------
                         Global Syndicate Team Member

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DEFINITIONS

TERM                                DEFINITION
Fund Ratio                          Number appearing at the bottom of page 1 of 2 of
                                    the Rule 10f-3 Report form. It is the sum of the
                                    Funds' participation in the offering by the Funds
                                    and other accounts managed by BlackRock divided by
                                    the total amount of the offering.

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
TERM                                DEFINITION
Eligible Foreign Offering           The securities are sold in a public offering
                                    conducted under the laws of a country other than
                                    the United States and

                                    (a) the offering is subject to regulation in such
                                        country by a "foreign financial regulatory
                                        authority," as defined in Section 2(a)(50) of
                                        the Investment Company Act of 1940;

                                    (b) the securities were offered at a fixed price to
                                        all purchasers in the offering (except for any
                                        rights to purchase securities that are required
                                        by law to be granted to existing security
                                        holders of the issuer);

                                    (c) financial statements, prepared and audited as
                                        required or permitted by the appropriate
                                        foreign financial regulatory authority in such
                                        country, for the two years prior to the
                                        offering, were made available to the public and
                                        prospective purchasers in connection with the
                                        offering; and

                                    (d) if the issuer is a "domestic issuer," i.e.,
                                        other than a foreign government, a national of
                                        any foreign country, or a corporation or other
                                        organization incorporated or organized under
                                        the laws of any foreign country, it (1) has a
                                        class of securities registered pursuant to
                                        section 12(b) or 12(g) of the Securities
                                        Exchange Act of 1934 or is required to file
                                        reports pursuant to section 15(d) of that act,
                                        and (2) has filed all the material required to
                                        be filed pursuant to section 13(a) or 15(d) of
                                        that act for a period of at least 12 months
                                        immediately preceding the sale of securities
                                        (or for such shorter period that the issuer was
                                        required to file such material)

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
TERM                                DEFINITION
Eligible Municipal Securities       The securities:

                                    (a) are direct obligations of, or obligations
                                        guaranteed as to principal or interest by, a
                                        State or any political subdivision thereof, or
                                        any agency or instrumentality of a State or any
                                        political subdivision thereof, or any municipal
                                        corporate instrumentality of one or more
                                        States, or any security which is an industrial
                                        development bond (as defined in section
                                        103(c)(2) of Title 26) the interest on which is
                                        excludable from gross income under certain
                                        provisions of the Internal Revenue Code;

                                    (b) are sufficiently liquid that they can be sold
                                        at or near their carrying value within a
                                        reasonably short period of time; and

                                    (c) either

                                        (1) are subject to no greater than moderate
                                            credit risk; or

                                        (2) if the issuer of the municipal securities,
                                            or the entity supplying the revenues or
                                            other payments from which the issue is to
                                            be paid, has been in continuous operation
                                            for less than three years, including the
                                            operation of any predecessors, the
                                            securities are subject to a minimal or low
                                            amount of credit risk.

                                    Also, purchases of municipal securities may not be
                                    designated as group sales or otherwise allocated to
                                    the account of any prohibited seller (i.e., an
                                    affiliated underwriter).

Eligible Rule 144A Offering         The securities are sold in an offering where

                                    (a) the securities are offered or sold in
                                        transactions exempt from registration under
                                        Section 4(2) of the Securities Act of 1933,
                                        Rule 144A thereunder, or Rules 501-508
                                        thereunder;

                                    (b) the securities were sold to persons that the
                                        seller and any person acting on behalf of the
                                        seller reasonably believe to include qualified
                                        institutional buyers, as defined in Rule 144A
                                        ("QIBs"); and

                                    (c) the seller and any person acting on behalf of
                                        the seller reasonably believe that the
                                        securities are eligible for resale to other
                                        QIBs pursuant to Rule 144A.

Government Securities Offering      The security is issued or guaranteed as to
                                    principal or interest by the United States, or by a
                                    person controlled or supervised by and acting as an
                                    instrumentality of the Government of the United
                                    States pursuant to authority granted by the
                                    Congress of the United States; or any certificate
                                    of deposit for any of the foregoing.

U.S. Registered Public Offering.    The securities offered are registered under the
                                    Securities Act of 1933 that are being offered to
                                    the public.